Exhibit 4.31
     SUPPLEMENTAL INDENTURE NO. 10 (this “Supplement”), dated as of January 22, 2008 is entered into by and among CONSTELLATION BRANDS, INC., a Delaware corporation (the “Company”), BWE, INC., a Delaware corporation, ATLAS PEAK VINEYARDS, INC., a California corporation, BUENA VISTA WINERY, INC., a California corporation, CLOS DU BOIS WINES, INC., a California corporation, GARY FARRELL WINES, INC., a California corporation, PEAK WINES INTERNATIONAL, INC., a Delaware corporation, and PLANET 10 SPIRITS, LLC, a Delaware limited liability company (collectively, the “New Guarantors” and each individually, a “New Guarantor”), and THE BANK OF NEW YORK TRUST COMPANY, N.A. (successor trustee to BNY Midwest Trust Company), as trustee (the “Trustee”).
RECITALS OF THE COMPANY AND THE NEW GUARANTORS
     WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of February 21, 2001, providing for the issuance by the Company of $200,000,000 aggregate principal amount of the Company’s 8% Senior Notes due 2008 (together with any supplements and amendments thereto made prior to the date hereof and in effect on the date hereof, the “Indenture”), pursuant to which the Guarantors have agreed to guarantee, jointly and severally, the full and punctual payment and performance when due of all Indenture Obligations;
     WHEREAS, each New Guarantor has become a Subsidiary and, pursuant to Section 4.15 of the Indenture, is obligated to enter into this Supplement thereby guaranteeing the punctual payment and performance when due of all Indenture Obligations;
     WHEREAS, pursuant to Section 8.01 of the Indenture, the Company, the New Guarantors and the Trustee may enter into this Supplement without the consent of any Holder;
     WHEREAS, the execution and delivery of this Supplement have been duly authorized by Board Resolutions of the respective Boards of Directors of the Company and New Guarantors; and
     WHEREAS, all conditions and requirements necessary to make the Supplement valid and binding upon the Company and New Guarantors, and enforceable against the Company and New Guarantors in accordance with its terms, have been performed and fulfilled.
     NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Notes, as follows:
ARTICLE ONE
THE NEW GUARANTEE
     Section 1.01. For value received, each New Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the “New Guarantee”), jointly and severally among itself and the Guarantors, to the Trustee and the Holders, as if such New Guarantor was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of the New Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this New Guarantee). The agreements made and obligations assumed hereunder by each New Guarantor shall constitute and shall be deemed to constitute a Guarantee under the Indenture and for all purposes of the Indenture, and such New Guarantor shall be considered a Guarantor for all purposes of the Indenture as if such New Guarantor was originally named therein as the Guarantor.
     Section 1.02. The New Guarantee shall be released upon the occurrence of the events as provided in the Indenture.
     Section 1.03. In accordance with the terms of the Indenture, each New Guarantor hereby waives all rights of subrogation or contribution arising by reason of any payment by it pursuant to its Guarantee under the Indenture.
ARTICLE TWO
MISCELLANEOUS
     Section 2.01. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Except as supplemented hereby, the Indenture (including the Guarantees incorporated therein) and the notes issued pursuant thereto are in all respects ratified and confirmed and all the terms and provisions thereof shall remain in full force and effect.
     Section 2.02 This Supplement shall be effective as of the close of business on January 22, 2008.
     Section 2.03. The recitals contained herein shall be taken as the statements of the Company and New Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement.
     Section 2.04. This Supplement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.
     Section 2.05. This Supplement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and attested all as of the day and year first above written.

CONSTELLATION BRANDS, INC.
By:	/s/ Thomas D. Roberts
	Name:	Thomas D. Roberts
	Title:	Senior Vice President and Treasurer

Attest:
/s/ Barbara J. LaVerdi
Name:	Barbara J. LaVerdi
Title:	Vice President, Associate General Counsel and Assistant Secretary

BWE, INC.
By:	/s/ Thomas D. Roberts
	Name:	Thomas D. Roberts
	Title:	Vice President and Assistant Treasurer

Attest:
/s/ Barbara J. LaVerdi
Name:	Barbara J. LaVerdi
Title:	Assistant Secretary

ATLAS PEAK VINEYARDS, INC.
By:	/s/ Thomas D. Roberts
	Name:	Thomas D. Roberts
	Title:	Vice President and Assistant Treasurer

Attest:
/s/ Barbara J. LaVerdi
Name:	Barbara J. LaVerdi
Title:	Assistant Secretary

BUENA VISTA WINERY, INC.
By:	/s/ Thomas D. Roberts
	Name:	Thomas D. Roberts
	Title:	Vice President and Assistant Treasurer

Attest:
/s/ Barbara J. LaVerdi
Name:	Barbara J. LaVerdi
Title:	Assistant Secretary

CLOS DU BOIS WINES, INC.
By:	/s/ Thomas D. Roberts
	Name:	Thomas D. Roberts
	Title:	Vice President and Assistant Treasurer

Attest:
/s/ Barbara J. LaVerdi
Name:	Barbara J. LaVerdi
Title:	Assistant Secretary

GARY FARRELL WINES, INC.
By:	/s/ Thomas D. Roberts
	Name:	Thomas D. Roberts
	Title:	Vice President and Assistant Treasurer

Attest:
/s/ Barbara J. LaVerdi
Name:	Barbara J. LaVerdi
Title:	Assistant Secretary

PEAK WINES INTERNATIONAL, INC.
By:	/s/ Thomas D. Roberts
	Name:	Thomas D. Roberts
	Title:	Vice President and Assistant Treasurer

Attest:
/s/ Barbara J. LaVerdi
Name:	Barbara J. LaVerdi
Title:	Assistant Secretary

PLANET 10 SPIRITS, LLC
By:	/s/ Thomas D. Roberts
	Name:	Thomas D. Roberts
	Title:	Vice President and Assistant Treasurer

Attest:
/s/ Barbara J. LaVerdi
Name:	Barbara J. LaVerdi
Title:	Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ D. G. Donovan
	Name:	D. G. Donovan
	Title:	Vice President

Attest:
/s/ M. Callahan
Name:	M. Callahan
Title:	Vice President